Exhibit 10.28*

FIRST AMENDMENT
TO THE INGERSOLL-RAND COMPANY
KEY MANAGEMENT SUPPLEMENTAL PROGRAM
WHEREAS, Ingersoll-Rand Company adopted the Ingersoll-Rand Company Key Management Supplemental Program II, which was originally effective on January 1, 2005, and later renamed as the Ingersoll-Rand Company Key Management Supplemental Program ("Program"), effective October 1, 2012; and
WHEREAS, the Company desires to amend the Program with respect to the vesting provisions of Section 4 of the Program for "Employees" (as defined in Section 1.7 of the Program) who first become eligible to participate in the Program on and after June 4, 2015.
NOW THEREFORE, the Program is hereby amended as described below:
1.Section 4.1 of the Program is hereby amended, effective June 4, 2015 by adding the following at the end thereof:
"Notwithstanding the foregoing, for any Employee who first becomes eligible to participate in the Program pursuant to Section 2.1 on and after June 4, 2015, such Employee shall become vested in the benefits provided under this Program under clause (i) of this Section 4.1 upon the later of: (A) the attainment of age 55 and the completion of 5 Years of Service, or (B) the 5th anniversary of the date such Employee first became eligible to participate in the Program."
2.Except as specifically set forth herein, all other terms and conditions of the Program shall remain in full force and effective and are hereby ratified in all respects.
IN WITNESS WHEREOF, the Company has had its duly authorized representative sign this Amendment as of this 15th day of June 2015.
INGERSOLL-RAND COMPANY
/s/ Evan Turtz
Name: Evan M. Turtz
Title: Vice President and Secretary